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                                                                  EXHIBIT 1


                       3,365,685  Shares of Common Stock



                            MILLER INDUSTRIES, INC.



                             UNDERWRITING AGREEMENT
                             ----------------------



                              __________ ___, 1996



BEAR, STEARNS & CO. INC.
J.C. BRADFORD & CO.
MONTGOMERY SECURITIES
THE ROBINSON-HUMPHREY COMPANY, INC.
  As Representatives of the
  several Underwriters named in
  Schedule II attached hereto
c/o Bear, Stearns & Co.
55 Water Street
New York, New York 10041

Dear Sirs:

          Miller Industries, Inc., a Tennessee corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as the representatives (the "Representatives") 1,000,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), and the selling shareholders listed on
Schedule II attached hereto (the "Selling Shareholders") propose to sell to the
-----------
Underwriters an additional 2,365,685 shares of Common Stock, which aggregate of 3,365,685 shares of Common Stock is herein referred to as the "Firm Shares."
In addition, for the sole purpose of over-allotments in connection with the sale of the Firm Shares, the Company proposes to issue and sell
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to the Underwriters, at the option of the Underwriters, up to an additional
504,852 shares of Common Stock (the "Additional Shares"). The Underwriters agree that the Additional Shares may be sold by the Company and/or the Selling Shareholders named for such purpose in the Registration Statement under the caption "Principal and Selling Shareholders." The Firm Shares and any Additional Shares purchased by the Underwriters are herein referred to as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

          1.  Representations and Warranties of the Company and the Selling
              -------------------------------------------------------------
Shareholders.  A.  The Company represents and warrants to, and agrees with, the
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several Underwriters (and, with respect to Section 1A.(b), the Selling
Shareholders  warrant to, and agree with, the several Underwriters) that:

              (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-3 (No. 333-_____), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). The Company will not, without your prior consent, file any other amendment thereto or make any change in the form of final prospectus included therein prior to the time it is first filed pursuant to Rule 424(b) of the Rules and Regulations of the Commission under the Act (the "Regulations"). As used in this Agreement, the term "Registration Statement" means such registration statement, including the prospectus, financial statements, exhibits and all other documents filed as a part thereof, when it shall become effective; the term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations; the term "Prospectus" means: (i) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Shares that is first filed pursuant to Rule 424(b)(7) under the Act, together with the preliminary prospectus identified therein that such Term Sheet supplements; (ii) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or (iii) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement; and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

              (b) The Company has complied in all material respects with the requirements of the Act and the Regulations, and when the Registration Statement shall become effective, when any amendment to the Registration Statement becomes effective, when the Prospectus or any Term Sheet that is a part thereof or any amendment or supplement to the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations (or, if the Prospectus or

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part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto will comply in all material respects with the applicable provisions of the Act and the Regulations and will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus, at the time of filing thereof with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated for use in connection with the preparation thereof.

              (c) The consolidated financial statements and the related notes of the Company included in the Registration Statement and the Prospectus present fairly the financial position, results of operations and cash flows of the Company and its subsidiaries, at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The other financial statements and schedules included in or as schedules to the Registration Statement conform to the requirements of the Act and the Regulations and present fairly the information presented therein for the periods shown. The financial and statistical data set forth in the Prospectus under the captions "Prospectus Summary," "Use of Proceeds, "Capitalization," "Selected Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management" and "Principal and Selling Shareholders" fairly presents the information set forth therein on the basis stated in the Prospectus. Arthur Andersen, LLP, whose report is filed with the Commission as

                                       3
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a part of the Registration Statement, are independent public accountants with regard to the Company as required by the Act and the Regulations.

              (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet included in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which were incurred or undertaken in the ordinary course of business or are reflected in the Registration Statement and the Prospectus.

              (e) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

              (f) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, pursuant to the terms of any material agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the charter or bylaws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company

                                       4
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hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), the New York Stock Exchange (the "NYSE") or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

              (g) The Company had, at July 31, 1996, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock including the Shares to be sold by the Selling Shareholders hereunder are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be sold by the Company hereunder have been duly and validly authorized and, when delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights. Except for certain incidental registration rights granted in connection with the acquisitions of Vulcan International, Inc. and C.A.S. Properties, LLC, neither the filing of the Registration Statement nor the offer or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. The Underwriters will receive good and marketable title to the Shares to be issued and delivered hereunder by the Company, free and clear of all liens, encumbrances, claims, security interests, restrictions, shareholders' agreements and voting trusts whatsoever. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

              (h) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, in each case as material to the conduct of the respective businesses in which they are engaged, to own, lease and operate its

                                       5
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properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

              (i) The issued and outstanding capital stock of each subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights and, except as disclosed in the Company's consolidated financial statements included in the Prospectus, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever. Neither the Company nor any of its subsidiaries is a partner or joint venturer in any partnership or joint venture.

              (j) There is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding or investigation to which the Company, any of its subsidiaries or any of their officers or directors is a party, or to which the properties or business of the Company or any of its subsidiaries is subject, before or brought by any court or any public, regulatory or governmental agency or body which, if resolved against the Company or such subsidiary, individually or, to the extent involving related claims or issues, in the aggregate, could have a material adverse effect on the condition (financial or otherwise), prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole.

              (k) There are no contracts or other documents required by the Act or the Regulations to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

              (l) The Company and each of its subsidiaries have good and marketable title to all real and material personal property owned by them, free and clear of all liens, charges, encumbrances or defects except (i) those described in the Notes to the Company's consolidated financial statements contained in the Prospectus and (ii) liens that are immaterial in character, amount and extent and which do not detract from the value or interfere with the present or proposed use of the properties. The real and personal property and buildings referred to in the Prospectus which are leased from others by the Company are held under valid, subsisting and enforceable leases. The Company or its subsidiaries owns or leases all such properties as are necessary to its operations as now conducted.

              (m) The Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's

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financial statements; and neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation.

              (n) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon, except where the failure to file such returns and pay such taxes would not have an adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole; and there is no tax deficiency that has been, nor does the Company or any subsidiary have knowledge of any tax deficiency that is likely to be, asserted against the Company or its subsidiaries, which if determined adversely could materially and adversely affect the condition (financial or otherwise), prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole.

              (o) The Company and its subsidiaries operate their business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of governmental bodies. The Company and its subsidiaries are not aware of any existing or imminent matter that may adversely affect their operations or business prospects other than as specifically disclosed in the Prospectus.

              (p) Neither the Company nor any of its subsidiaries has failed to file with the applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order where the failure to file the same would have a material adverse effect on the Company and its subsidiaries taken as a whole; all such filings or submissions were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. Neither the Company nor any of its subsidiaries has failed to maintain in full force and effect any material license or permit necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and, except as disclosed in the Prospectus, there is not, to the Company's knowledge, pending any change under any law, regulation, license or permit which could materially and adversely affect its business, operations, property or business prospects. Neither the Company nor any of its subsidiaries have received any notice of violation of or been threatened with a charge of violating, and to the Company's knowledge are not under investigation with respect to a possible violation of, any provision of any law, regulation or order.

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              (q) No labor dispute exists with the Company's employees or with employees of its subsidiaries or is imminent which could materially and adversely affect the Company or any of its subsidiaries. The Company is not aware of any existing or imminent labor disturbance by its employees or by any employees of its subsidiaries which could be expected to materially and adversely affect the condition (financial or otherwise), prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole.

              (r) Except as disclosed in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, licenses, copyrights, trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition (financial or otherwise), prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole.

              (s) Neither the Company nor any of its subsidiaries, nor any of the directors, officers, employees or agents of the Company and its subsidiaries have taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might be expected to constitute, stabilization or manipulation of the price of the Common Stock.

              (t) The Company is not, and after giving effect to the issuance of the Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the Company is not, nor will be subject to regulation under said act.

              (u) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

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              (v) The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any subsidiary has actual knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely change or affect the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

              (w) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

              (x) Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic material and the Company and each subsidiary has received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each subsidiary is in compliance with all the terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in or affecting the condition, fin financial or otherwise, of the Company and its Subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

          B. Each of the Selling Shareholders severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters (except with respect to paragraph (h) as to which only William G. Miller represents and warrants) that:

              (a) The execution, delivery and performance of this Agreement by such Selling Shareholder and the consummation of the transactions contemplated hereby will not (i) conflict with or result in the breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both,

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would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to the terms of any material agreement, instrument, franchise, license or permit to which such Selling Shareholder is a party or by which such Selling Shareholder or any of such Selling Shareholder's properties or assets may be bound, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Shareholder or such Selling Shareholder's properties or assets.

              (b) Such Selling Shareholder has, and at the time of delivery of the Shares to be sold by such Selling Shareholder will have, full legal right, power, authority and capacity, and, except as required under the Act and state securities and Blue Sky laws, all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, as are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the sale, assignment, transfer and delivery of the Shares to be sold, assigned, transferred and delivered by such Selling Shareholder hereunder.

              (c) This Agreement has been duly and validly authorized, executed and delivered by such Selling Shareholder and is a valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by applicable federal or state securities laws or the public policy underlying such laws.

              (d) Such Selling Shareholder has good, valid and marketable title to the Shares to be sold by such Selling Shareholder pursuant to this Agreement, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, shareholders' agreements, voting trusts and other defects in title whatsoever, with full power to deliver such Shares hereunder, and, upon the delivery of and payment for such Shares as herein contemplated, each of the Underwriters will receive good, valid and marketable title to the Shares purchased by it from such Selling Shareholder, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, shareholders' agreements, voting trusts and other defects in title whatsoever.

              (e) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which has constituted or which was designed to constitute or which might be reasonably expected to cause or result in stabilization or

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manipulation of the price of the shares of Common Stock.  Such Selling
Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offer and sale of the Shares other than a preliminary prospectus, Prospectus or other materials permitted by the Act.

              (f) At the time the Registration Statement becomes effective (i) such statements in the Registration Statement and any amendments and supplements thereto as are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for use therein will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) such statements in the Prospectus as are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for use therein will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (g) No approval, consent, order, authorization, or filing by or with any regulatory body, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement by such Selling Shareholder, and the consummation by them of the transactions herein contemplated (other than as required by the Act, state securities laws or the NASD).

              (h) To the best knowledge of William G. Miller, a Selling Shareholder, the representations and warranties contained in section 1A.(a) and
(c)-(x) inclusive are true and correct.

          2.  Purchase, Sale and Delivery of the Shares. On the basis of the
              -----------------------------------------
representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to sell to the several Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at $_____ per share, the number of Firm Shares set forth opposite the respective names of the Underwriters in Column (1) of Schedule I hereto and (ii) the Selling Shareholders agrees to sell to the several Underwriters and the Underwriters, severally and not jointly, agree to purchase from each of the Selling Shareholders, at $__________ per share the number of Firm Shares set forth opposite the respective names of the Underwriters in Column (2) of Schedule I hereto. The number of Firm Shares to be sold by the Selling Shareholders to each Underwriter shall be the number which bears the same proportion to the total number of Firm Shares to be sold by the Selling Shareholders as the number of Firm Shares set forth opposite the name of such Underwriter in Column (2) of

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Schedule I bears to the total number of Firm Shares to be sold by the Selling
Shareholders, subject to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Delivery of certificates, and payment of the purchase price, for the Firm Shares shall be made at the offices of Kilpatrick & Cody, LLP, 1100 Peachtree Street, Atlanta, Georgia 30309, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 A.M., New York time, on the third full business day after this Agreement becomes effective, or, at the election of the Representatives, on the fourth full business day after this Agreement becomes effective, if it becomes effective after 4:30 P.M. New York time (unless such time and date are postponed in accordance with the provisions of Section 9 hereof), or at such other time not later than the seventh full business day thereafter as shall be agreed upon by you, the Selling Shareholders and the Company. The time and date of such delivery and payment are herein called the "Closing Date". Delivery of the certificates for the Firm Shares shall be made to you for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price for the Firm Shares to the order of the Company and each of the Selling Shareholders by certified or official bank checks payable in New York Clearing House (next day) funds.

          Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company and the Selling Shareholders will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

          In addition, the Company hereby grants to the several Underwriters the option to purchase up to 504,852 Additional Shares at the same purchase price per share to be paid by the several Underwriters to the Company and the Selling Shareholders for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the several Underwriters. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the effective date of the Registration Statement, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that
                                                         ------------------
the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

          The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Column (2) of Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to 3,365,685, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment for the Additional Shares shall be made by certified or official bank check, in New York Clearing House (next day) funds, payable to the order of the Company (and each of the Selling Shareholders, if any) at the offices of Kilpatrick & Cody, LLP, 1100 Peachtree Street, Atlanta, Georgia 30309, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

          3.  Offering.  It is understood that after the Registration Statement
              --------
becomes effective the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus. Each of the Underwriters hereby confirms that it is familiar with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to the distribution of Prospectuses and confirms that it has complied and will comply therewith.


          4.  Covenants of the Company and the Selling Shareholders.  A.  The
              -----------------------------------------------------
Company covenants and agrees with the several Underwriters that:

              (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof to become effective as promptly as possible and will notify you immediately (i) when the Registration Statement and any amendments thereof become effective,
          (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (iv) of the receipt of any comments from the Commission, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

              (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

              (c) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the several Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

              (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof.

              (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, an earnings statement (which need not be audited but which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

              (f) Except pursuant to this Agreement, during a period of 90 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock, other than pursuant to existing employee benefit plans and agreements and other existing compensation agreements), and the Company will obtain the undertaking of each of its officers and directors and such of its shareholders as have been heretofore designated by you not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder and the Company's issuance of Common Stock upon the exercise of presently outstanding stock options.

              (g) During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of (i) all reports to its shareholders; and
          (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

              (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

              (i) The Company will, from time to time, after the effective date of the Registration Statement file with the Commission such reports as are required by the Act and the Regulations and shall also file with state securities commissions in states where the Shares have been sold by you (as you shall have advised us in writing) such reports as are required to be filed by the securities act and the regulations of those states.

              (j) The Company will not take, directly or indirectly, any action designed to cause or result in, or which might constitute or reasonably be expected to constitute, stabilization or manipulation of the price of the shares of Common Stock.

          B. Each of the Selling Shareholders covenants and agrees with the several Underwriters that:

              (a) Except pursuant to this Agreement, during a period of 90 days from the date of the Prospectus, such Selling Shareholder will not, without your prior written consent, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock.

              (b) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or which might constitute or reasonably be expected to constitute, stabilization or manipulation of the price of the shares of Common Stock.

          5.  Payment of Expenses.  Whether or not the transactions contemplated
              -------------------
in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments thereof or supplements thereto, the underwriting documents (including this Agreement and the Agreement Among Underwriters) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) the cost of listing the Shares on the New York Stock Exchange and
(v) the review of the terms of the public offering of the Shares by the NASD.

          6.  Conditions of Underwriters' Obligations. The obligations of the
              ---------------------------------------
several Underwriters to purchase and pay for the Firm Shares and the Additional Shares as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein contained, as of the date hereof and as of the Closing Date (or in the case of the Additional Shares as of the Additional Closing Date), to the accuracy of the statements contained in any certificates, opinions, written statements or letters furnished to you or to Waller Lansden Dortch & Davis, A Professional Limited Liability Company ("Underwriters' Counsel") pursuant to this Section 6, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to the following additional conditions:

              (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by you, and, at or prior to the Closing Date and Additional Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

              The respective obligations of the Company and the Selling Shareholders hereunder are subject to the conditions set forth in this
          Section 6(a).

              (b) At the Closing Date and the Additional Closing Date, you shall have received the opinion of Kilpatrick & Cody, L.L.P., counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

              (i) Each of the Company and its subsidiaries (the "Significant Subsidiaries") listed in Exhibit 22 to the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996 (the "Company 10-K") has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Significant Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and the Significant Subsidiaries has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights and, except as disclosed in the Company 10-K, to the best knowledge of such counsel, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

              (ii) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. Each of the Underwriters will receive good, valid and marketable title to the Firm Shares hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, shareholders' agreements, voting trusts and other defects of title whatsoever. The Common Stock and the Firm Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

              (iii) The Common Stock currently outstanding is listed, and the Shares to be sold under this Agreement by the Company to the Underwriters are duly authorized for listing, on the NYSE.

              (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (assuming Georgia law governs), except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

              (v) To the best of such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which, if resolved against the Company or such subsidiary, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

              (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any material agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the charter or bylaws of the Company or any of its subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. To the best knowledge of such counsel, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (l) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                  (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered), as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the Act and the Regulations.

                  (viii) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or overtly threatened by the Commission.

                  (ix) The choice of New York law to govern this Agreement is valid under Georgia law.

          In addition to the matters set forth herein, such opinion shall also include a statement to the effect that no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (or any amendment thereof made prior to the Closing Date as of the date of such amendment) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference therein).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws (specifically, with respect to the opinions in subparagraphs (i), (ii) and (v), the opinion of Frank Madonia, general counsel of the Company); (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

              (c) At the Closing Date you shall have received the favorable opinion of Kilpatrick & Cody, L.L.P., counsel for certain of the Selling Shareholders, and ________________________________________,
          counsel to _____________________________________, each dated the
          Closing Date or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                  (i) This Agreement has been duly and validly authorized, executed and delivered by (or on behalf of each of) the Selling Shareholders and is a valid and binding obligation of each of the Selling Shareholders, enforceable against each of the Selling Shareholders in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by applicable federal or state securities laws or the public policy underlying such laws.

                  (ii) To the best knowledge of such counsel, each of the Selling Shareholders has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all courts and all public, governmental or regulatory agencies and bodies as are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                  (iii) Upon delivery and payment of the purchase price for the Shares to be sold by each of the Selling Shareholders as contemplated herein, the Underwriters will receive valid and marketable title to the Selling Shareholders' Shares, free and clear of any security interests, claims, liens, equities, and other encumbrances, assuming that the Underwriters are purchasing the Selling Shareholders' Shares in good faith and without notice of any adverse claim as such terms are used and defined in Article 8 of the Uniform Commercial Code.

                  (iv) The execution, delivery and performance of this Agreement by each of the Selling Shareholders and the consummation of the transactions contemplated hereby will not violate or conflict with, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Selling Shareholders or any of their properties or assets.

                  (v) The Statements in the Prospectus under the caption "Principal and Selling Shareholders," insofar as such statements constitute a summary of contracts and other legal matters referred to therein, fairly present the information called for with respect to such matters.

              In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Shareholders, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinions of such counsel for the Selling Shareholders shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

              (d) At the Closing Date and Additional Closing Date, you shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date or Additional Closing Date, as the case may be, to the effect that the condition set forth in subsection (a) of this Section 6 has been satisfied, that as of the date hereof and as of the Closing Date or Additional Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 1A. hereof are accurate, and that as of the Closing Date or the Additional Closing Date, as the case may be, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

              (e) At the Closing Date and Additional Closing Date, you shall have received a certificate executed by the Selling Shareholders, dated the Closing Date or Additional Closing Date, as the case may be, to the effect that the representations and warranties of each of the Selling Shareholders set forth in Sections 1A.(b) and 1B. hereof are accurate, and that as of the Closing Date or the Additional Closing Date, as the case may be, the obligations of each of the Selling

          Shareholders to be performed hereunder on or prior thereto have been duly performed.

              (f) At the time this Agreement is executed and at the Closing Date and Additional Closing Date, you shall have received a letter, from Arthur Andersen, LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date or Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to April 30, 1996, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to April 30, 1996, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to October 31, 1996, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet included in the

          Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or
          (C) that during the period from August 1, 1996 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate Procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

              (g) All material proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters, as you may reasonably require, and the Company and the Selling Shareholders shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

              (h) Prior to the Closing Date and the Additional Closing Date, the Company and the Selling Shareholders shall have furnished to you such further information, certificates and documents as you may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company and each of the Selling Shareholders in writing, or by telephone, telex or telegraph, confirmed in writing.

          7.  Indemnification.
              ---------------

              (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in
                      ------------------
          any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense (or actions in respect thereof) arises out of or is based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you, in each case expressly for use therein or (ii) the failure of an Underwriter to send or deliver a Prospectus, following delivery of a preliminary prospectus, to a person asserting a loss, claim, damage or liability, at or prior to the written confirmation of the sale of the Shares to such person if the Prospectus did not contain the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

              (b) Each of the Selling Shareholders severally, and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
          Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided,
                                                                   ---------
          however, that any Selling Shareholder will only be liable in any such
          --------
          case to the extent but only to the extent that any such loss, liability, claim, damage or expense (or actions in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder (insofar as it relates to such Selling Shareholder), in each case expressly for use therein; and provided further that no Selling Shareholder shall be
                       ----------------
          liable for an amount exceeding the total proceeds received from the offering (net of underwriting discounts and commissions, but before deducting expenses) by such Selling Shareholder. This indemnity agreement will be in addition to any liability which the Selling Shareholders may otherwise have including under this greement.

              (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the Selling Shareholders, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and each of the Selling Shareholders acknowledge that the statements set forth in the last paragraph of the cover page and in the third and fourth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

              (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action,
          (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such
                                                ------------------
          consent was not unreasonably withheld.

          8.  Contribution.  In order to provide for contribution in
              ------------
circumstances in which the indemnification provided for in Sections 7(a) and 7(b) hereof is for any reason held to be unavailable from the Company or the Selling Shareholders or is insufficient to hold harmless a party indemnified thereunder, the Company, each of the Selling Shareholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Shareholders, any contribution received by the Company or the Selling Shareholders from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company, the Selling Shareholders and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters, respectively, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders, (y) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Shareholders (but only to the extent the proceeds received by the Selling Shareholders are found by a final judgment of a court of competent jurisdiction not to be received by the Company as provided in clause (x)) and (z) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Shareholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the foregoing provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, nor shall any Underwriter be liable except to the extent that any such statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses were made in reliance upon and in conformity with written information furnished by such Underwriter expressly for use in the Registration Statement, (ii) each Selling Shareholder will only be liable to the extent that any such statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses were made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder (insofar as it relates to such Selling Shareholder), in each case expressly for use in the Registration Statement, (iii) no Selling Shareholder shall be liable for an amount exceeding the total proceeds received from the offering (net of underwriting discounts and commissions, but before deducting expenses) by such Selling Shareholder, and
(iv) no person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No provision contained herein shall limit the liability an officer or director of the Company shall otherwise have (for indemnification, contribution or otherwise) to any Underwriter by reason of his status as such or as a controlling person of the Company notwithstanding the limitations contained herein on such person's indemnification and contribution obligations as a Selling Shareholder. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls a Selling Shareholders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Selling Shareholders, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) - (iv) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably
                     ------------------
withheld.

          9.  Default by an Underwriter.
              -------------------------

              (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of shares of Firm Shares or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Column (1) of Schedule II hereto bear to the aggregate number of Firm Shares set forth opposite the names of the nondefaulting Underwriters.

              (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any nondefaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within three calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this
          Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Additional Shares, shall thereupon terminate, without liability on the part of the Company or the Selling Shareholders with respect thereto (except in each case as provided in Sections 5, 7(a), 7(b) and 8 hereof) or the nondefaulting Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other several Underwriters, the Company and the Selling Shareholders for damages occasioned by its or their default hereunder.

              (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the nondefaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The cost of preparing, printing and filing any such amendments or supplements shall be paid by the Underwriters. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

          10.  Survival of Representations and Agreements.  All representations
               ------------------------------------------
and warranties, covenants and agreements of the Underwriters, the Selling Shareholders and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any of the Selling Shareholders or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the several Underwriters; provided, however, that the representations contained in Section 1B.(h) shall be extinguished as of the Closing Date or, in the event the Underwriters' over-allotment option is exercised, the Additional Closing Date.

The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement including pursuant to Sections 9 or 11 hereof; provided, however, that the representations contained in Section 1B.(h) shall not survive and shall be extinguished upon the termination of this Agreement.

          11.  Effective Date of Agreement; Termination.
               ----------------------------------------

               (a) This Agreement shall become effective at such time after notification of the effectiveness of the Registration Statement as you, the Company and the Selling Shareholders shall agree upon the public offering price and the purchase price per Share. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 p.m., New York time, on the seventh full business day following the day on which the Registration Statement becomes effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Shareholders or the Underwriters except as herein expressly provided). Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you and the Selling Shareholders or by action only of the Selling Shareholders directly by notifying the Company and you or by you notifying the Company and the Selling Shareholders. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

              (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, securities markets; or if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or if the United States shall have become involved in a war or major hostilities; or if a banking moratorium has been declared by a state or federal authority, or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or if there shall have been such change in the market for the Company's securities or securities in general or in political, financial or economic conditions as in your reasonable judgment makes it inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

              (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

              (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Sections 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or comply with any provision hereof, the Company agrees subject to demand by you, to reimburse the Underwriters for all reasonable out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the several Underwriters in connection herewith, but in no event shall the Company be liable for the loss of anticipated profits by the Underwriters.

          12.  Notice.  All communications hereunder, except as may be otherwise
               ------
specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention: Corporate Finance; if sent to the Company or any of the Selling Shareholders, shall be mailed, delivered, or telegraphed and confirmed in writing, in the case of the Company, to the Company, 900 Circle 75 Parkway, Atlanta Georgia 30339, Attention: William G. Miller and Frank Madonia and, in the case of the Selling Shareholders, to William G. Miller, 900 Circle 75 Parkway, Suite 1250, Atlanta Georgia 30339.

          13.  Parties.  You represent that you are authorized to act on behalf
               -------
of the several Underwriters named in Schedule II hereto, and the Company and the Selling Shareholders shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Underwriters when the same shall have been given by you on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Selling Shareholders and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

          14.  Construction.  This Agreement shall be construed in accordance
               ------------
with the internal laws of the State of New York.

          15.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth the understanding among you, the Company and the Selling Shareholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                  Very truly yours,


                                  MILLER INDUSTRIES, INC.



                                  By ___________________________________________
                                    William G. Miller
                                    Chairman, President and
                                    Chief Executive Officer


                                  SELLING SHAREHOLDERS



                                  ______________________________________________
                                  William G. Miller


Accepted as of the date first above written.

BEAR, STEARNS & CO. INC.
J.C. BRADFORD & CO.
MONTGOMERY SECURITIES
THE ROBINSON-HUMPHREY COMPANY, INC.

By BEAR, STEARNS & CO. INC.


By ___________________________________
   Managing Director

On behalf of themselves and the other several
Underwriters named in Schedule I hereto.

                                  SCHEDULE I


                                        (1)                    (2)
                                   Number of Firm         Number of Firm
                                    Shares to be           Shares to be
                                  Purchased from the    Purchased from the
Name of Underwriter                    Company          Selling Shareholders
-------------------               -------------------   --------------------

Bear, Stearns & Co. Inc.

J.C. Bradford & Co.

Montgomery Securities

The Robinson-Humphrey Company,  Inc.

--------------------------------------------------------------------------------
TOTAL UNDERWRITERS (___)                   1,000,000               2,365,685
--------------------------------------------------------------------------------

                                  SCHEDULE II

  Name of Selling Shareholder                     Firm Shares to be Sold
  ---------------------------                     ----------------------
  Andrew J. Alm                                          45,395
  Stephen D. Alm                                         45,395
  Norma Alm                                             100,000
  Michael J. Boniface                                    26,000
  Creed C. Byrd                                          20,000
  Michael J. Mariner                                     20,000
  William G. Miller                                   2,000,000
  R. Richard Myers                                       60,000
  Carolyn Alm Santos                                     48,895
  ------------------                                  ---------

         Total                                        2,365,685
                                                      =========